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                                                                 Exhibit (10)(p)

                     REAL ESTATE PURCHASE AND SALE AGREEMENT


         THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into this 10th day of August, 2000, by and between FRISCH'S RESTAURANTS, INC., an Ohio corporation ("Seller"), and REMINGTON HOTEL CORPORATION, a Texas corporation ("Purchaser").

                                R E C I T A L S:

         A. Seller is the owner of a certain hotel commonly known as the Clarion Hotel, Covington, Kentucky.

         B. Purchaser desires to purchase from Seller, and Seller is willing to sell to Purchaser, in accordance with the terms and conditions hereinafter set forth, such hotel and related property.

                              W I T N E S S E T H:

         NOW, THEREFORE, for and in consideration of the above premises, the mutual promises and covenants herein contained, and for other good and valuable consideration, the full receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is hereby agreed as follows:

         1. SALE AND PURCHASE.

                  1.1 DESCRIPTION. Seller and Purchaser agree that at Closing (hereinafter defined), subject to the terms and conditions of this Agreement, Seller will sell, assign, convey and deliver to Purchaser, and Purchaser will purchase and accept conveyance and delivery of, all of the following tangible and intangible property and assets, agreements, contracts, contract rights, leases, licenses, business, goodwill and property (real, leasehold, personal and mixed) in which Seller has any right, title and interest (collectively, the "Assets" or the "Property"):

                          1.1.1 FEE SIMPLE ESTATE. Those certain tracts or
                  parcels of land situated in Covington, Kentucky, more particularly described in Exhibit "A" attached hereto and incorporated herein for all purposes, together with all strips and gores, rights of way, privileges and appurtenances pertaining thereto, including any right, title and interest of Seller in and to any street adjoining any portion of such property (collectively, the "Fee Simple Real Property");

                          1.1.2 FEE SIMPLE IMPROVEMENTS. All parking areas and
                  all buildings, structures, facilities and improvements located on the Fee Simple Real Property and including, without limitation, all mechanical systems, fixtures and equipment; heating systems, fixtures and equipment; air conditioning systems, fixtures and equipment; plumbing systems, fixtures and equipment; electrical systems, fixtures and equipment; and ventilating systems, fixtures and equipment (collectively, the "Fee Simple Improvements");

                          1.1.3 LEASEHOLD ESTATE. All of Seller's interest,
                  right and title in the leasehold estate (the "Leasehold Estate") created by that certain Lease dated May 1, 1970



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                                                                 Exhibit (10)(p)

                  (the "Ground Lease") covering those certain tracts or parcels of land situated in Covington, Kentucky, more particularly described in Exhibit "A-1" attached hereto and incorporated herein for all purposes, together with all of Seller's fee simple interest, if any, in the property described on Exhibit "A-1", together with all strips and gores, rights of way, privileges and appurtenances pertaining thereto, including any right, title and interest of Seller in and to any street adjoining any portion of such property (collectively, the "Leasehold Real Property"). The Fee Simple Real Property and the Leasehold Real Property shall be collectively referred to as the "Real Property".

                          1.1.4 LEASEHOLD IMPROVEMENTS. All parking areas and
                  all buildings, structures, facilities and improvements located on the Leasehold Real Property and including, without limitation, all mechanical systems, fixtures and equipment; heating systems, fixtures and equipment; air conditioning systems, fixtures and equipment; plumbing systems, fixtures and equipment; electrical systems, fixtures and equipment; and ventilating systems, fixtures and equipment (collectively, the "Leasehold Improvements"). The Fee Simple Improvements and the Leasehold Improvements shall be collectively referred to as the "Improvements".

                          1.1.5 PERSONAL PROPERTY. All equipment, furniture,
                  furnishings, fixtures, machinery, compressors, appliances, engines, desks, files, tools, spare parts, inventory, food and beverage inventory, and other items of tangible personal property owned by Seller for use in connection with its operations of the Real Property (collectively, the "Personal Property"). The Personal Property to be conveyed is subject to depletions, replacements and additions in the ordinary course of Seller's business, subject, however, to the covenants of Seller provided in Section 11.2 hereof;

                          1.1.6 TENANT LEASES. All of Seller's rights and
                  interests in and to all leases, subleases and other rental agreements (written or verbal, now or hereafter in effect) that grant a possessory interest in and to any space situated in the Improvements or that otherwise grant rights for the use of the Improvements or any portion thereof (collectively, the "Tenant Leases"), all such Tenant Leases (both written and verbal) being more particularly described on Exhibit "B" attached hereto; and all security deposits and other deposits held in connection with the Tenant Leases;

                          1.1.7 MAINTENANCE AGREEMENTS, SERVICE CONTRACTS,
                  EQUIPMENT LEASES, AND OTHER CONTRACTS. All of Seller's rights and interests in and to all maintenance agreements, service contracts, equipment leases and other contracts, agreements and contract rights (collectively, the "Maintenance Agreements") of every kind concerning the operations of the Real Property but only to the extent assignable (and assumed by Purchaser pursuant to Section 4.4 hereof), as more particularly set forth




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                                                                 Exhibit (10)(p)

                  on Exhibit "C" attached hereto, together with all related deposits, prepaid items and open orders for the purchase of personal property;

                          1.1.8 ACCOUNTS. All of the outstanding accounts
                  receivable or other earned, unpaid income (the "Receivables") owed to Seller on account of Seller's operations of the Real Property as of Closing (hereinafter defined) shall be retained by Seller and not purchased by Purchaser;

                          1.1.9 WARRANTIES. All of Seller's right, title and
                  interest in and to all transferable warranties and guaranties, express or implied, related to any of the Assets (the "Warranties") from any contracts, contractors, subcontractors, materialmen, suppliers or vendors, but only to the extent that such Warranties are assignable;

                          1.1.10 SURVEYS. Any and all site plans, surveys, soil
                  and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, landscape plans, environmental site assessments and/or reports and any other plans or studies of any kind (the "Plans and Studies"), if any, in Seller's possession or control that relate to the Real Property (provided Seller makes no representations or warranties as to the accuracy or completeness of any such studies, reports, plans or environmental audits);

                          1.1.11 LICENSES, PERMITS, APPROVALS AND TRADENAMES.
                  All licenses, permits, approvals, tradenames and other intangible property rights for or related to the use, occupancy or operation of the Real Property and the Improvements thereon, or the services rendered in connection therewith, but only to the extent transferrable, including, without limitation, all transferable liquor licenses (hereinafter the "Licenses and Permits"), a complete list of which is attached hereto as Exhibit "D";

                          1.1.12 EASEMENTS AND AWARDS. All right, title and
                  interest of Seller, if any, in and to any easements, rights-of-way, privileges, licenses or other interests in, on, or to, any land, highway, street, road, or avenue, open or proposed, in, on or across, in front of, abutting or adjoining, the Real Property; and all right, title and interest of Seller, if any, in and to any awards made, or to be made in lieu thereof, and in and to any unpaid awards for damage thereto by reason of a change of grade of any such highway, street, road or avenue (collectively, the "Easements and Awards");

                          1.1.13 INVENTORY. All inventories of supplies used in
                  connection with the operation of the Assets;

                          1.1.14 ADVANCE DEPOSITS. The advance reservations and
                  bookings, as the same may be amended, cancelled and renewed (the "Reservations") and advance deposits made in respect thereof (the "Reservation Deposits").


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                                                                 Exhibit (10)(p)


                 1.2 CONVEYANCE OF TITLE. Seller agrees to convey, and Purchaser agrees to accept, title to the Leasehold Estate and Leasehold Improvements by General Warranty Assignment and Assumption of Leasehold (or similar form generally accepted in the applicable jurisdiction) and title to the Fee Simple Real Property and Fee Simple Improvements by Bargain and Sale Deed with Covenants Against Grantor Acts (or similar form generally accepted in the applicable jurisdiction), in form satisfactory to Purchaser and its counsel, subject only to the Permitted Exceptions (hereinafter defined), and title to the Personal Property, by Bill of Sale with warranty as to title.

         2. PURCHASE PRICE; PAYMENT OF PURCHASE PRICE AND EARNEST MONEY AND ALLOCATION

                 2.1 PURCHASE PRICE. The purchase price ("Purchase Price") hereunder for the Assets shall be TWELVE MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($12,400,000.00), as adjusted pursuant to the terms of this Agreement, and to be payable at Closing in immediately available federal funds by wire transfer or other form acceptable to Seller.

                 2.2 EARNEST MONEY. Within three (3) days after the Effective Date (hereinafter defined), Purchaser shall deliver to Fidelity National Title Insurance Company, 2 Park Avenue, 3rd Floor, New York, New York 10016, Attention: Diane D. Crawford (the "Escrow Agent"), the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in immediately available federal funds to be held by the Escrow Agent in a federally insured, interest bearing trust account satisfactory to Purchaser (the "First Deposit"). Provided Purchaser does not terminate this Agreement pursuant to Section 4.6 hereof, Purchaser shall deposit with Escrow Agent the additional sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) within two (2) business days following the expiration of the Inspection Period (the "Second Deposit"). The First Deposit and the Second Deposit (collectively, together with accrued interest therein, herein called the "Earnest Money") shall be held by Escrow Agent and disbursed or applied by Escrow Agent in accordance with the provisions of this Agreement. All interest accrued on the Earnest Money shall be reported under Purchaser's federal tax identification number. If the sale of the Assets is not consummated, the Earnest Money shall be disbursed in strict accordance with the terms hereof to Purchaser, or delivered to Seller as liquidated damages as herein provided. If the sale of the Assets is consummated, the Earnest Money shall be applied to the Purchase Price.

                  A fully executed copy of this Agreement shall be deposited with Escrow Agent, and Escrow Agent is hereby appointed and designated to act as escrow agent and is authorized and instructed to hold the Earnest Money and to distribute or apply the Earnest Money in strict accordance with the terms and conditions hereof.


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                                                                 Exhibit (10)(p)



                  2.3 RIGHTS OF ESCROW AGENT.

                           (a) Escrow Agent shall be entitled to rely upon, and
                  shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to, any instruction, order, judgment, certification, affidavit, demand, notice, opinion, instrument or other writing delivered to it which the Escrow Agent in good faith believes to be genuine, without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.

                           (b) The duties of Escrow Agent are only as herein
                  specifically provided, and are purely ministerial in nature. This Agreement sets forth all the obligations of Escrow Agent with respect to any and all matters pertinent to the escrow contemplated hereunder and no additional obligations of Escrow Agent shall be implied from the terms of this Agreement or any other Agreement. Escrow Agent shall incur no liability in connection with the discharge of its obligations under this Agreement or otherwise in connection therewith, except such liability as may arise from the gross negligence or willful misconduct of Escrow Agent.

                           (c) Escrow Agent may consult with counsel of its
                  choice and shall not be liable for any action taken or omitted to be taken by Escrow Agent in good faith in accordance with the advice of such counsel.

                           (d) Escrow shall not be bound by any modification,
                  cancellation or rescission of this Agreement unless in writing and signed by Escrow Agent.

                           (e) Escrow Agent shall have no tax reporting duties
                  with respect to the Escrow Funds, the closing proceeds delivered to Escrow Agent or income on any of the foregoing, such duties being the responsibility of the party or parties which receive, or have the right to receive, any taxable income hereunder. Notwithstanding the foregoing, Escrow Agent has the authority to comply with the provisions of Section 468B(g) in the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. Such authority shall include, without limitation, (i) the filing of tax returns (including information returns) with respect to any funds or income thereon, (ii) the payment of any tax, interests or penalties imposed thereon, (iii) the withholding of any amounts which are required to be withheld and (iv) the payment of such withheld amounts to the appropriate taxing authority. The parties to this Agreement, other than the Escrow Agent, shall provide the Escrow Agent with all information necessary to enable Escrow Agent to comply with the foregoing. Escrow Agent may withdraw from the funds held in escrow any amounts necessary to pay all applicable income or withholding taxes (plus interest and penalties thereon) that are required to be paid.


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                                                                 Exhibit (10)(p)



                           (f) Escrow Agent is acting as a stakeholder only with
                  respect to the total documents and funds delivered in escrow to it. If any dispute arises as to whether Escrow Agent is obligated to deliver any escrowed documents or funds or as to whom any escrowed documents or funds are to be delivered, Escrow Agent shall not be required to make any delivery, but in such event Escrow Agent may hold such documents and funds until receipt by Escrow Agent of instructions in writing, signed by all parties which have, or claim to have, an interest therein, directing the disposition of such documents and funds. In the absence of such authorization, Escrow Agent may hold such documents and funds until receipt of a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of such documents and funds. Escrow Agent may require, as a condition to the disposition of such documents and/or funds, pursuant to written instructions, an indemnification in form and substance satisfactory to Escrow Agent, from each party providing such instructions. If such written instructions and indemnification are not commenced, within thirty (30) days after receipt by Escrow Agent of notice of any such dispute and diligently continued, or if the Escrow Agent is uncertain as to which party or parties are entitled to the documents and/or funds, Escrow Agent may either (i) hold the escrowed documents and/or funds until receipt of (x) such written instruments and indemnification or (y) a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the documents and/or funds, or (ii) deposit the documents and/or funds in the registry of a court of competent jurisdiction; provided, however, that notwithstanding the foregoing, Escrow Agent may, but shall not be required to, institute legal proceedings of any kind.

                           (g) Seller and Purchaser agree to reimburse Escrow
                  Agent on demand for, and to indemnify and hold Escrow Agent harmless against and with respect to, any and all loss, liability, damage or expense (including, without limitation, attorneys' fees and costs) that Escrow Agent may suffer or incur in connection with the entering into of this Agreement and performance of its obligations under this Agreement or otherwise in connection therewith, except to the extent such loss, liability, damage or expense arises from the gross negligence or willful misconduct of Escrow Agent.

                           (h) In the event that Escrow Agent does deposit the
                  documents and funds in the registry of a court of competent jurisdiction as contemplated in subsection (f) hereof, all costs, expenses and attorneys' fees associated with any such action may be deducted by Escrow Agent from the funds so deposited into the registry prior to depositing the same with the court. Upon notifying Seller and Purchaser of such course of action, all liability on the part of Escrow Agent shall fully terminate.

                           (i) Escrow Agent and any successor escrow agent may
                  at any time resign as such by delivering the documents and funds held by it to either (i) any successor escrow agent designated by all the parties hereto (other than Escrow Agent) in




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                                                                 Exhibit (10)(p)

                  writing, or (ii) any court having competent jurisdiction. Upon its resignation and delivery of the documents and funds as provided in this subsection, Escrow Agent shall be discharged of, and from, any and all further obligations arising in connection with the escrow contemplated by this Agreement.

                           (j) Nothing in this Agreement, express or implied,
                  shall give to anyone, other than the parties hereto and their respective permitted successors and assigns, any benefit, or any legal or equitable right, remedy or claim, under or in respect of this Agreement or the escrow contemplated hereby.

                  2.4 PURCHASE PRICE ALLOCATION. The Purchase Price shall be allocated in a manner reasonably acceptable to Purchaser and Seller to be agreed upon within fifteen (15) days following the Effective Date.

         3. CLOSING.

                  3.1 CLOSING DATE. The closing of the transactions provided for herein (herein called the "Closing") shall take place at the offices of Escrow Agent, at 10:00 a.m., E.S.T., on a mutually acceptable date ("Closing Date") confirmed in writing by the parties, but in no event later than the thirtieth (30th) day following the expiration of the Inspection Period (hereinafter defined). If the parties fail to jointly confirm in writing the Closing Date (as designated, herein the "Scheduled Closing Date") within thirty (30) days following the expiration of the Inspection Period, then the Closing Date shall be on the thirtieth (30th) day following the expiration of the Inspection Period.

         4. INSPECTION PERIOD PROVISIONS.

                  4.1 INSPECTION PERIOD. For and in consideration of the First Deposit paid by Purchaser to Escrow Agent and the mutual covenants contained herein, Purchaser shall have the right and option for a period (the "Inspection Period") commencing from the Effective Date through 5:00 o'clock p.m., E.S.T., on the forty-fifth (45th) day following the Effective Date, to enter upon the Real Property to conduct physical inspections of the Assets and undertake such other due diligence measures as Purchaser deems appropriate, including, without limitation, environmental tests, soil and bearing tests, engineering studies, feasibility studies, review of books and records, review of personnel files, and other investigations (collectively, the "Inspections"). Any and all inspections, tests, audits and other investigations performed by Purchaser or its agents and representatives shall be at Purchaser's sole cost and expense and without liability to Seller. Seller shall promptly and in no event past the fifth (5th) day following the Effective Date, provide to Purchaser copies of the following to the extent in the possession of Seller:

                  (i)      Copies of any existing environmental reports;


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                                                                 Exhibit (10)(p)


                  (ii) Copies of any engineering reports, property condition surveys, geotechnical studies and similar reports concerning the Real Property and the Improvements thereon;

                  (iii)    Copies of any ADA reports or reviews;

                  (iv) Copies of any major franchisor correspondence or reports concerning property inspections made within twelve (12) months prior to the date hereof;

                  (v) A true, accurate and complete list (together with legible copies) of all Maintenance Agreements;

                  (vi) True and accurate list (together with legible copies) of all transferable Licenses and Permits;

                  (vii) True, accurate and complete list (together with legible copies) of all Tenant Leases, together with a certified rent roll thereof;

                  (viii) Copies of tax bills (real and personal property) for the calendar years 1997, 1998 and 1999; and

                  (ix) All items listed in Exhibit "4.1" attached hereto in the possession of Seller.

                  If Seller fails to deliver the aforementioned items within five (5) days after the Effective Date, then the Inspection Period shall be extended for each day past the fifth (5th) day following the Effective Date until such items are delivered by Seller to Purchaser.

                  4.2 NON-OBTRUSIVE TESTING. Purchaser shall not conduct or allow any physically intrusive testing of, on or under the Real Property without first obtaining Seller's written consent to the timing and scope of the work to be performed, not to be unreasonably withheld or delayed.

                  4.3 INSURANCE; REPORTS. Purchaser shall, in making any inspections of, or conducting any testing of, on or under the Real Property, carry comprehensive general liability insurance with contractual liability endorsement which names Seller as an additional insured, in an amount and with insurance carriers reasonably satisfactory to Seller. Prior to the commencement of the Inspections, Purchaser shall provide Seller with certificates or other written evidence of same upon request of Seller. Purchaser will not reveal to any third party the results of its inspections or tests and will restore promptly any physical damage caused by the inspections or tests. Purchaser shall give Seller reasonable prior notice of its intention to conduct any inspections or tests, and Seller reserves the right to have a representative present. Purchaser agrees to provide Seller with a copy of any inspection or



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                                                                 Exhibit (10)(p)

         test report promptly upon Seller's written request therefor (without any representation or warranty).

                 4.4 MAINTENANCE AGREEMENTS. On or before the expiration of the Inspection Period, Purchaser shall notify Seller in writing if Purchaser elects not to assume at Closing any of the Maintenance Agreements. If Purchaser does not exercise its right to terminate this Agreement on or before the Inspection Period, Seller shall, at or prior to Closing give notice of termination of such disapproved contracts to the vendors under such contracts. If, by the terms of the disapproved contract, Seller has no right to terminate same on or prior to Closing, or if any fee or other compensation is due thereunder as a result of such termination, Seller shall be responsible for the payment of the termination-related charge or damage.

                 4.5 INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify and hold Seller harmless from and against any and all claims, liens (including, without limitation, mechanic's or materialmen's liens or claims of liens), demands, liabilities, losses, damages, costs and expenses including, reasonable attorneys' fees incurred by Seller, arising out of or resulting directly or indirectly from any activity of Purchaser or any of its agents and representatives pursuant to this
         Section 4 or in enforcing Seller's rights to indemnification created hereby.

                 4.6 PURCHASER'S RIGHT TO TERMINATE. If, as a result of Purchaser's various investigations, Purchaser determines that the Assets are not a suitable investment for its purposes, or for any reason whatsoever, Purchaser shall have the right by giving Seller written notice (the "Termination Notice") on or before the expiration of the Inspection Period to elect to terminate its obligations to purchase the Assets and shall simultaneously provide a copy thereof to Escrow Agent. If the Termination Notice is timely given, Escrow Agent shall promptly return the Earnest Money to Purchaser, and neither party shall have any further liability hereunder except for Purchaser's obligations arising under Section 4.5 above.

                 4.7 FRANCHISE AGREEMENT/LIQUOR LICENSES.



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                                                                 Exhibit (10)(p)



                           4.7.1 FRANCHISE. During the Inspection Period,
                  Purchaser shall have the right to elect to either assume the existing franchise agreement between Seller and Clarion dated _______________ (the "Franchise Agreement"), or to otherwise elect not to assume or enter into a new franchise agreement with Clarion. If Purchaser elects, by written notice to Seller prior to the expiration of the Inspection Period, that it has elected not to assume the Franchise Agreement, or to otherwise enter into a new franchise agreement with Clarion, then Seller shall be responsible for the termination of the Franchise Agreement as of the Closing and shall be responsible for the payment of all termination fees, liquidated damages and related charges together with all sums due and payable under the Franchise Agreement through the date of termination. If Purchaser elects to enter into a new franchise agreement with Clarion or otherwise receive an assignment thereof from Seller at Closing, then Purchaser shall be responsible for all costs of transfer assessed by Clarion (such as application and transfer fees) to be paid by Purchaser at Closing.

                           4.7.2 LIQUOR LICENSES. Seller shall transfer to
                  Purchaser or its designee, or cause to be transferred to Purchaser or its designee, all liquor licenses and alcoholic beverage licenses necessary to operate the restaurant, bars and lounges presently located within the Hotel, but only to the extent assignable and at no additional cost to Seller. To that end, Seller and Purchaser agree to cooperate each with the other, and each shall execute or cause to be executed such transfer forms, licenses applications and other documents as may be necessary to effect such transfer. If permitted under the laws of the jurisdiction in which the Hotel is located, the parties shall execute and file all necessary transfer forms, applications and papers with the appropriate liquor and alcoholic beverage authorities prior to Closing, so that the transfer shall take effect, if possible, on the Closing Date, simultaneously with Closing. The parties agree each with the other that they will promptly execute all transfer forms, applications and other documents required by the liquor authorities in order to effect such transfer at the earliest date in time possible consistent with the laws of the State where the Property is located, in order that all liquor licenses may be transferred from Seller to Purchaser or its designee at the earliest possible time. If under the laws of the State where the Property is located, such licenses cannot be transferred until after the Closing of the transaction contemplated hereby, then Seller covenants and agrees that Seller shall cause the Seller to reasonably cooperate with Purchaser in keeping open the bars and lounges and liquor facilities of the hotel between the Closing Date and the time when such liquor license transfers actually become effective, by exercising management and supervision of such facilities until such time under Seller's licenses, provided, however, that Purchaser shall indemnify and hold Seller harmless from any liability, damages or claims encountered in connection with such operations during said period of time, except for Seller's gross negligence or willful misconduct, and provided further that Purchaser provides Seller with insurance coverages reasonably acceptable to Seller.


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                                                                 Exhibit (10)(p)

         5. REVIEW OF TITLE.

                 5.1 TITLE COMMITMENT. Upon the Effective Date, Purchaser shall, at Purchaser's sole cost and expense, order a Commitment for an ALTA extended coverage Owners Policy of Title Insurance (the "Title Commitment") in the amount of the Purchase Price covering the Real Property, issued by Escrow Agent, which Title Commitment shall include legible copies of all instruments shown as exceptions thereto. The Title Commitment shall set forth the status of title to the Real Property and shall show all liens, encumbrances, reservations, and restrictions, if any, relating to the Real Property.

                 5.2 SURVEY. Within fourteen (14) days following the Effective Date, Purchaser shall, at its sole cost and expense, deliver to Purchaser four (4) copies of an ALTA/ACSM Land Title Survey (herein called the "Survey") and field notes describing the Real Property, prepared and certified by a surveyor reasonably satisfactory to Purchaser.

                 5.3 REVIEW OF COMMITMENT AND SURVEY. Purchaser shall have the right to review the Title Commitment and Survey for a period (the "Title Review Period") of fifteen (15) days from the later of (i) receipt of the Title Commitment and copies of all documents referred to therein, or (ii) the receipt of the Survey. If the Title Commitment or Survey fails to show good and marketable title to the Real Property to be in Seller free and clear of all liens, encumbrances, assessments, reservations and restrictions other than Permitted Exceptions customary exceptions to title reflected on a Kentucky standard form for commitments to issue owner's policies of title insurance, then Purchaser may give Seller written notice of its objections to any such non-conforming title exceptions or its objections to the Survey (the "Objections") on or before the expiration of the Title Review Period. Any title encumbrances set forth in the Title Commitment or the Survey to which Purchaser does not object within the Title Review Period shall be deemed to be a Permitted Exception (hereinafter defined).

                 5.4 CURE PERIOD. Seller shall have twenty (20) days ("Cure Period") from Seller's receipt of written notice of any such Objections within which to make such arrangements and to take such steps as reasonably necessary to satisfy Purchaser's Objections; provided, however, Seller shall not be required to pay any sum of money or undertake or agree to undertake any obligations in order to cure such Objections except for liens or encumbrances, judgment liens or materialmen's liens arising from actions of Seller to be satisfied and paid at Closing from proceeds realized therefrom which costs relating thereto shall not exceed $100,000.00. If Seller fails to cure any such Objections to the reasonable satisfaction of Purchaser within the time provided above and give Purchaser written notice thereof (or evidence that same will be so cured at the Closing with the cash proceeds to be received by Seller at such Closing), Purchaser shall have the right either to:

                          5.4.1 Terminate this Agreement by giving written
                  notice thereof to Seller within five (5) days following the expiration of the Cure Period (in which event the

                                                                 Exhibit (10)(p)

         Earnest Money shall be immediately returned to Purchaser by Escrow Agent upon receipt of such written notice of termination) and this Agreement shall be null and void and of no further force or effect (except for Purchaser's indemnity provided in Section 4.5 hereof); or

                          5.4.2 By written notice to Seller within five (5) days
                  following the expiration of the Cure Period, elect to consummate the purchase of the Property subject to the uncured Objections without reduction or adjustment of the Purchase Price on account of such Objections. The failure of Purchaser to timely elect to terminate this Agreement in accordance with
                  Section 5.4.1 above shall be deemed a waiver by Purchaser of such right to terminate.

                  5.5 PERMITTED EXCEPTIONS. As used in this Agreement, the term "Permitted Exceptions" shall mean those matters or exceptions either shown on the Survey or listed in the Commitment to which Purchaser does not raise a timely objection or, having timely objected, Purchaser waives or is deemed to have waived in accordance with the foregoing.

         6. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller as follows (which such representations and warranties will survive Closing):

                  6.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has all requisite power and authority and is qualified under Texas law to execute and deliver this Agreement and perform its obligations hereunder.

                  6.2 AUTHORITY. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all requisite shareholder, board and other corporate approvals of Purchaser. This Agreement is a valid and binding agreement of the Purchaser enforceable against Purchaser in accordance with its terms.

                  6.3 NO CONFLICT OR REQUIRED CONSENTS. Neither the execution of this Agreement nor the consummation by Purchaser of the transactions contemplated hereby will (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default, or result in the termination of any agreement or instrument to which Purchaser is a party; (ii) violate any restriction to which Purchaser is subject; or
         (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, judgment, rule, decree or order of which Purchaser has knowledge.

                  6.4 CONDITION OF PREMISES; AS-IS TRANSACTION. The Purchaser represents that it has preliminarily inspected the Real Property and Improvements (collectively, the "Premises") and agrees, subject to the representations and warranties of Seller herein, to accept same in an "as is" condition on the Closing Date, reasonable wear and tear excepted,

                                                                 Exhibit (10)(p)


         assuming Purchaser has not terminated this Agreement pursuant to the terms hereof on or before the expiration of the Inspection Period.

         7. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows (which such representations and warranties will survive Closing and not merge with the closing documents):

                 7.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite power and authority and is qualified under applicable law to own, lease and operate the Property and to conduct the business presently conducted by it at the Property.

                 7.2 AUTHORITY. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all requisite shareholder, board and other corporate approvals of Seller. This Agreement is a valid and binding agreement of Seller enforceable against Seller in accordance with its terms.

                 7.3 COMPLIANCE WITH ORGANIZATION DOCUMENTS. Except for the consent of Firstar Bank, N.A. required under 8.2.13 neither the execution and delivery of this Agreement nor the consummation by Seller of the transactions contemplated hereby will (i) conflict with or result in a breach of the terms, conditions and provisions of or constitute a default, or result in the termination of any material agreement or instrument to which Seller is a party or which Seller may be bound; (ii) violate any restrictions to which Seller is a party or to which Seller may be bound; or (iii) constitute a violation of any applicable code, resolutions, law, statute, regulation, ordinance, judgment, rule, decree or order applicable to Seller or any of the Assets.

                 7.4 COMPLIANCE WITH LAWS. To the best of Seller's knowledge, except for matters shown on the Title Commitment, neither Seller's ownership, holding or use of the Assets or the proposed conveyance of the Assets to Purchaser is or shall be in material violation of any applicable statute, ordinance, rule, law, regulation (including without limitation, building, zoning or environmental laws) or order of any governmental agency, body or subdivision thereof.

                 7.5 SPECIAL ASSESSMENTS. Seller has not received any notice, and has no actual knowledge that the Assets or any portion or portions thereof is or will be subject to or affected by any special governmental assessments, whether or not presently a lien thereon, or any condemnation, eminent domain, change in grade or public streets or similar proceedings. There are no special or benefit assessments, utility district assessments, or other public charges (other than general real estate taxes) pertaining to the Assets.

                 7.6 NO COMMITMENTS. No commitments have been made to any governmental authority, utility company, school board, church or other religious body, or any homeowner or homeowner's

                                                                 Exhibit (10)(p)


         association, or to any other organization, group or individual relating to the Assets which would impose an obligation upon Purchaser or its successors or assigns to make any contributions or dedications of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Real Property.

                 7.7 FLOOD PLAIN. To the best of Seller's knowledge, no part of the Real Property is located within the 100-year flood plain or in any recognized fault zone.

                 7.8 SPECIAL USE. Seller has not claimed the benefit of any law permitting a special use valuation (such as "agricultural" or "open space") for the purpose of obtaining an ad valorem tax rate lower than the normal rate applicable to the Assets.

                 7.9 RESTRICTIONS. To the best of Seller's knowledge, except for matters shown on the Title Commitment, there are no restrictive use covenants affecting or encumbering title to the Assets.

                 7.10 ENVIRONMENTAL COMPLIANCE. To the best knowledge and belief of Seller, Seller has no actual knowledge of any conditions affecting the Assets which would violate any federal, state or local environmental statutes, regulations, ordinances or other requirements and more specifically, but without limitation, there are not (i) any geological faults (surface or subsurface) which lie on the Real Property, (ii) wetlands, as defined by federal or state law or regulation on the Real Property, and (iii) threatened or endangered species or other habitat as defined by state law or by the U.S. Fish and Wildlife Service, on the Real Property.

                 7.11 LITIGATION. There are no actions, suits or proceedings pending, or to the knowledge of Seller, threatened against Seller or the Assets, at law or in equity, or before or by any person or entity, including any federal, state, municipal or other governmental department, commission board, agency or instrumentality that relate to
         (i) the transactions contemplated by this Agreement, (ii) the Assets, or any portion thereof, or (iii) the operation, ownership or use of the Assets which would give rise to lien or claim against the Assets or Purchaser (after Closing).

                 7.12 NOTICE OF VIOLATIONS. Seller has not received, and to the best of Seller's knowledge, there exists no written notice that either the Assets or the use thereof violates in any material manner any rules and regulations of any state, city or county government or agency, body or subdivision thereof having any jurisdiction over the Assets that has not been resolved to the satisfaction of the issuer of the notice.

                 7.13 LEASES AND AGREEMENTS. There are no written contracts, agreements, equipment leases concerning or relating to the Assets or the operation thereof except for the Maintenance Agreements disclosed on Exhibit "C". There are no oral agreements or commitments which will bind Purchaser or the Assets after Closing. There are no leases,

                                                                 Exhibit (10)(p)


         license agreements or occupancy agreements concerning the Assets or the operation thereof other than the Tenant Leases which are described on Exhibit "B". To the best of Seller's knowledge, Seller is not in default under any Tenant Lease. There are no outstanding commissions payable by Seller under any Tenant Lease and, except as previously disclosed by Seller to Purchaser and to the best of Seller's knowledge, each tenant is in compliance with the terms and conditions of each Tenant Lease in all material respects and no default under any such leases on the part of any tenant is existing.

                  7.14 EMPLOYEES. There are no employees of Seller utilized in connection with the operation of the Assets who, after conveyance of the Assets to Purchaser, Purchaser would be obligated to retain or compensate. There are employee benefit plans, ERISA plans or similar type plans applicable to any employee of Seller or its manager engaged in connection with the operation of the Property. Neither Seller or any of the employees employed at the Property are party to any collective bargaining agreement, union contract or similar agreement.

                  7.15 EQUIPMENT LEASES. Except for the equipment leases listed as a Maintenance Agreement on Exhibit "C", none of the Personal Property is the subject of any conditional sales agreement, title retention agreement or deferred payment arrangement secured by chattel mortgage, security agreement or otherwise.

                  7.16 INSURANCE NOTICES. No notice has been received by Seller, nor to the actual knowledge of Seller, has any notice been issued from any insurance company that has issued an insurance policy to Seller with respect to any portion of the Assets or from any board of fire underwriters (or other body exercising similar functions), claiming any defects or deficiencies requiring the performance of any repairs, replacements, alterations or other work to any of the Assets.

                  7.17 SUBSEQUENT DISCLOSURE. In the event that material or adverse changes occur as to any information, documents or exhibits referred to in this Agreement, of which Seller has knowledge, Seller will promptly disclose same to Purchaser when first available to Seller.

                  7.18 GROUND LEASE. There are no existing defaults under the Ground Lease, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder, no notice from the ground lessor has been received by Seller asserting a default under the Ground Lease, and the Ground Lease is freely transferrable.

                  7.19 NO MANAGEMENT AGREEMENTS. There are no written management contracts or agreements of any kind whatsoever concerning or relating to the operation and/or management of the Assets. There are no oral agreements or commitments of such type which will bind Purchaser or the Assets after Closing.

                                                                 Exhibit (10)(p)



                  7.20 SURVIVAL. Seller shall certify to the accuracy of each and every representation contained herein effective as of the Closing Date, which such representations and warranties shall survive the Closing hereof for a period of one (1) year and shall not merge with the documents and instruments delivered at Closing, subject to the provisions of Section 13.3 below.

         8. CLOSING DOCUMENTS.

                  8.1 PURCHASER'S OBLIGATIONS. Purchaser shall deliver at Closing the following:

                          8.1.1 CASH PORTION OF PURCHASE PRICE. The Purchase
                  Price in the form as provided in Paragraph 2.1 hereof and subject to the adjustments provided in this Agreement;

                          8.1.2 ASSIGNMENTS. Duly executed counterparts of (i)
                  the General Warranty Assignment and Assumption of Ground Lease, in form acceptable to Purchaser and its counsel, (ii) the Bill of Sale in the form of Exhibit "E" attached hereto,
                  (iii) the Assignment and Assumption of Contracts in the form of Exhibit "F" attached hereto, and (iv) the Assignment and Assumption of Leases in the form of Exhibit "G" attached hereto;

                          8.1.3 CLOSING STATEMENT. A duly executed closing
                  statement taking into account all prorations and adjustments required pursuant to the terms of this Agreement.

                          8.1.4 OTHER DOCUMENTS. Such additional documents,
                  instruments, assumptions, consents, waivers and releases as may be reasonably necessary to effectuate the transactions contemplated herein or to evidence the capacity and authority of Purchaser to consummate the transactions contemplated herein.

                  8.2 SELLER'S OBLIGATIONS. Seller shall deliver to Purchaser at Closing the following:

                          8.2.1 GENERAL WARRANTY ASSIGNMENT/GROUND LEASE. A duly
                  executed and acknowledged General Warranty Assignment and Assumption of Ground Lease covering the Leasehold Real Property and Ground Lease in the form acceptable to Purchaser's title insurer, Purchaser and Purchaser's counsel, conveying good and indefeasible title to the Leasehold Estate and the Leasehold Improvements thereon, subject only to the Permitted Exceptions;

                          8.2.2 BARGAIN AND SALE DEED. A duly executed and
                  acknowledged Bargain and Sale Deed (with covenants against grantor's acts) covering the Fee Simple Real Property in the form acceptable to Purchaser's title insurer, Purchaser and

                                                                 Exhibit (10)(p)

                  Purchaser's counsel, conveying good and indefeasible fee simple title to the Fee Simple Real Property and the Fee Simple Improvements thereon, subject only to the Permitted Exceptions;

                          8.2.3 ASSIGNMENTS. Duly executed counterparts of (i)
                  the Bill of Sale, (ii) the Assignment and Assumption of Contracts, and (iii) the Assignment and Assumption of Leases;

                          8.2.4 ROOM RESERVATION RECORDS. Copies of all room
                  reservations and service and maintenance records not previously delivered to Purchaser to be delivered on site at the Real Property, together with correspondence and other records pertaining thereto which Purchaser will reasonably require in the future operation of the Assets (but specifically excluding tax and other records not necessary for the continued operations of the Assets);

                          8.2.5 KEYS. Keys or codes to all doors to, and
                  equipment and utility rooms located on, the Real Property;

                          8.2.6 POSSESSION. Possession of the Assets, subject
                  to the rights to use and occupy same of any Tenants or other hotel guests of the Property;

                          8.2.7 TENANT LEASES AND MAINTENANCE AGREEMENTS. All
                  executed original Tenant Leases and Maintenance Agreements in the possession of Seller (to the extent not previously delivered to Purchaser);

                          8.2.8 FIRPTA CERTIFICATE. A duly executed affidavit
                  from Seller stating: Seller's United States Taxpayer Identification Number for federal income tax purposes and that Seller is not a "foreign person" within the meaning of Section 1445, et seq., of the Internal Revenue Code;

                          8.2.9 AFFIDAVIT. A "Bills Paid Affidavit" executed by
                  Seller in a form reasonably required by the Title Company for purposes of deleting exceptions for labor performed, materials supplied or services provided for or to Assets prior to Closing.

                          8.2.10 UPDATE OF REPRESENTATIONS AND WARRANTIES.
                  Seller shall certify the accuracy of or any change in the accuracy of each of the representations and warranties contained herein as of Closing.

                          8.2.11 EXISTING LIENS. Seller reserves the right and
                  privilege to pay any liens on the Premises at Closing out of the proceeds of this sale or to deliver a release thereof in customary form.

                                                                 Exhibit (10)(p)


                          8.2.12 GROUND LEASE ESTOPPEL/CONSENT. Seller shall
                  provide to Purchaser an Estoppel and Consent duly executed by the ground lessor under the Ground Lease in form acceptable to Purchaser, Purchaser's lender and the title insurer generally providing for the following: (a) a consent to the assignment of the Ground Lease, (b) a consent to Purchaser's pledge of the Ground Lease to its lender with customary financing requirements such as notices and opportunities to cure, and
                  (c) representations of no defaults. If an Estoppel and Consent from the ground lessor is not obtainable, then, subject to Purchaser's lender's consent, Purchaser will accept an estoppel and indemnity from Seller in form acceptable to Purchaser, Purchaser's lender and the title insurer.

                          8.2.13 FIRSTAR CONSENT. Seller shall provide a
                  consent to the sale of the Property duly executed by Firstar Bank, N.A.

                          8.2.14 ADDITIONAL DOCUMENTS. Such further instruments
                  of conveyance, assignments, approvals, waivers, consents, confirmations, releases, and other documents as may be reasonably necessary to effectuate the sale and transfer of all title, ownership, and possessory rights in and to the Assets to Purchaser, and to otherwise consummate and evidence the capacity and authority of Seller to consummate the transactions contemplated herein, such instruments and/or documents to be in form and content reasonably acceptable to Seller.

         9. CONDITIONS PRECEDENT TO CLOSING.

                  9.1 PURCHASER'S OBLIGATION TO CLOSE. The obligations of Purchaser hereunder shall be subject to the satisfaction of the following conditions precedent:

                          9.1.1 REPRESENTATIONS AND WARRANTIES. The
                  representations and warranties of Seller contained herein shall be and remain materially true and correct as of the Closing.

                          9.1.2 PERFORMANCE OF COVENANTS AND AGREEMENTS. Seller
                  shall have materially performed and complied with all covenants and agreements required to be performed or complied with pursuant to this Agreement prior to or as of the Closing.

                          9.1.3 LITIGATION. No suit, action, or other proceeding
                  shall be pending before any court or governmental agency by which any third party is seeking to restrain or prohibit or to obtain damages or other injunctive relief in connection with this Agreement or the consummation of the transactions contemplated hereby, which, if successful, would adversely affect the ability of Purchaser to own or operate the Property as presently operated.

                                                                 Exhibit (10)(p)

                          9.1.4 CLOSING DOCUMENTS. Seller shall have duly
                  executed and/or delivered the documents and instruments required pursuant to Section 8.2 hereof.

                          9.1.5 INTENTIONALLY OMITTED.

                          9.1.6 LIQUOR LICENSES. Purchaser shall have received
                  the required governmental approvals for the transfer of all liquor licenses related to the Property. Purchaser shall promptly after the Effective Date commence all required applications for such transfer (and Seller agrees to reasonably cooperate with Purchaser).

                          9.1.7 TAX CLEARANCE CERTIFICATES. Purchaser shall
                  obtain from applicable governmental authorities, tax clearance certificates, no further action letters or other reasonable evidence that (i) there are no outstanding taxes of any kind due and owing by Seller with respect to the Property or its operation including, without limitation, sales, use and occupancy taxes, and (ii) there are no outstanding code or regulation violations on the Property.

                          9.1.8 GROUND LESSOR ESTOPPEL. Seller shall have
                  delivered the Estoppel and Consent from the Ground Lessor under the Ground Lease required under Section 8.2.12 hereof, or the Seller Estoppel and Indemnity referenced in Section 8.2.12.

                          9.1.9 FIRSTAR [RELEASE/CONSENT]. Seller shall have
                  delivered the [consent] required pursuant to Section 8.2.13 hereof.

                           Seller shall use its best efforts to obtain the items
                  required pursuant to Sections 9.1.5, 9.1.8 and 9.1.9 above. If Closing fails to occur as a result of the Seller failing to satisfy delivery of the items required under Sections 9.1.5,
                  9.1.8 or 9.1.9, then in addition to Purchaser receiving the Earnest Money, Seller shall reimburse Purchaser all reasonable out of pocket costs and expenses incurred by Purchaser in connection with this Agreement.

                  9.2 SELLER'S OBLIGATION TO CLOSE. The obligations of Seller hereunder shall be subject to the satisfaction of the following conditions precedent:

                          9.2.1 REPRESENTATIONS AND WARRANTIES. The
                  representations and warranties of Purchaser contained herein shall be materially true and correct as of the Closing Date.

                          9.2.2 PERFORMANCE OF COVENANTS AND AGREEMENTS.
                  Purchaser shall have materially performed and complied with all covenants, agreements and conditions required to be performed or complied with pursuant to this Agreement prior to or as of the Closing.

                                                                 Exhibit (10)(p)

                         9.2.3 LITIGATION. No suit, action, or other
                  proceedings shall be threatened or pending before any court or governmental agency by which any third party seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         10 ADJUSTMENTS. The following items shall be apportioned or prorated between Seller and Purchaser as of 12:01 o'clock a.m. local time, on the Closing Date (the "Cut-Off Time") and shall constitute adjustments to the Purchase Price to be paid by Purchaser to Seller at Closing:

                10.1 EMPLOYEES. (a) The parties acknowledge that all on-site personnel employed at the Facility are employees of Seller. Attached hereto as Exhibit "H" is a list of the employees currently employed in connection with the operation of the Assets, which list shall be certified by Seller to be true and correct as the date of Closing.

                         (b) Purchaser shall not assume any liabilities with respect to the employees or the termination of the employees as of the Closing. Purchaser shall have no responsibility whatsoever with respect to the hiring or engagement of any such employees and any liabilities attributable thereto shall be the responsibility of Seller, including, without limitation, accrued wages, accrued benefits, accrued vacation and COBRA liability. Seller shall indemnify, defend (with counsel approved by Purchaser) and hold Purchaser harmless from and against any and all claims, causes of action, proceedings, judgments, damages, penalties and liabilities made, assessed or rendered against Purchaser and any costs and expenses (including attorneys' fees and disbursements) incurred by Purchaser with respect to claims, causes of action, judgments, damages, penalties and liabilities asserted by any such employees for any such liabilities arising from the termination of the employees, including, without limitation, accrued wages, accrued benefits, accrued vacation, COBRA liability and under the Federal Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.2101-2109 ("WARN") or in any manner relating, directly or indirectly, to the termination of such employees by Seller. The provisions of this Section 10.1 shall survive the Closing and shall not merge with the deed of conveyance of the Property to be delivered at Closing.

                10.2 TAXES. Real estate, ad valorem and personal property taxes, sewer rents and charges, and other state, county and municipal taxes, charges and assessments (special or otherwise), on the basis of the fiscal year for which the same are levied, imposed or assessed, and regardless of when the same become a lien or are payable shall be adjusted between Seller and Purchaser and shall be prorated on a per diem basis as of the Closing Date. If the rate of any such taxes or other charges shall not be fixed prior to the Closing, the adjustment thereof at the Closing shall be upon the basis of the rate for the preceding year applied to the latest assessed valuation (or other basis of valuation) and the same shall be further adjusted when the rate and actual amount of tax due for the current fiscal year is fixed.

                10.3 CHARGES FOR TELEPHONE, WATER, ELECTRICITY, GAS AND OTHER UTILITIES. The consumption of all utilities is measured by meter, and Seller shall furnish a current reading of

                                                                 Exhibit (10)(p)

         each meter at the Closing, which reading shall have been made not earlier than one (1) business day prior to Closing, and Seller shall pay the charges therefor to such date. The telephone service will be changed over as of the Closing Date and Purchaser shall be responsible for charges incurred on the Closing Date and thereafter. All deposits, if any, made by Seller as security under any contract or license, shall be refunded to Seller.

                10.4 GUEST LEDGER. Room charges (exclusive of food, beverage, telephone and similar charges) for the night preceding the Closing Date and ending on the morning of the Closing Date shall be divided equally between Purchaser and Seller. Dinner charges for the evening of the Apportionment Date shall be the property of Seller. Breakfast charges for the morning of the Closing Date shall be the property of Purchaser. The final night's housekeeping expenses shall be Seller's responsibility.

                10.5 PREPAID EXPENSES. A prorated portion of any expense which has been prepaid by Seller prior to the Closing Date and which is attributable to a period on or after the Closing Date, including, without limitation, prepaid charges for transferable licenses, permits and other items, shall be credited to Seller.

                10.6 PREPAID RESERVATIONS. Purchaser shall receive a credit for all prepaid reservations, advance room deposits, Reservation Deposits or other such deposits assigned to Purchaser hereunder.

                10.7 MAINTENANCE AGREEMENTS. Charges under the Maintenance Agreements (which are assumed by Purchaser) shall be prorated at the Closing with Seller paying all such charges through and including the Apportionment Date.

                10.8 FOOD AND BEVERAGE INVENTORY. No adjustments shall be made with respect to food and beverage inventories.

                10.9 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE.

                         10.9.1 Purchaser is not purchasing from Seller any
                  accounts receivable or other income accrued through the date of Closing related to the operations of the Property by Seller prior to the Closing, all such accounts receivable to be retained by Seller (except for the agreement to divide equally the guest ledger as indicated in Section 10.4 above).

                         10.9.2 Purchaser, unless expressly assumed in writing
                  at Closing, shall not be obligated to assume any payables, liabilities or obligations of Seller which relate to the operations of the Property prior to Closing, all such payables to be promptly paid by Seller on or before Closing.

                10.10 HOUSE BANKS. The sale of the Assets shall include cash, checks and other funds including till money and house banks held at the hotel as of the Closing Date

                                                                 Exhibit (10)(p)


         (collectively, "House Banks"). The House Bank's shall be purchased by Purchaser at Closing, and Purchaser shall pay the amount of such House Banks to Seller at Closing as a separate amount over and above the Purchase Price.

                10.11 FURTHER ASSURANCES. All items to be adjusted, in accordance with the foregoing Sections 10.1 through 10.10, for which figures are not available at Closing, will be adjusted and payment therefor will be made by Seller to Purchaser or by Purchaser to Seller, as appropriate, as soon as figures are available after Closing. Purchaser or Seller, as appropriate, will deliver simultaneously with such payment, any and all data, information or other backup it may have with respect to such payment and/or such proration so as to fully indicate to the other party the calculation of the amount of payment contained therewith.

                10.12 BENEFIT AND LIABILITY. The purpose and intent of the provisions as to the prorations, adjustments and apportionments set forth above and elsewhere in this Agreement are that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through the Cut-Off Time, and Purchaser shall bear all such expenses and receive all such income accruing thereafter. Accordingly, effective upon Closing, Seller agrees to indemnify and hold Purchaser harmless from and against any and all costs and expenses relating to the operation of the Assets during the period preceding Closing, and Purchaser agrees to indemnify, defend and hold Seller harmless from and against any and all costs and expenses relating to the operation of the Assets from and after Closing. If a computation of the apportionments and adjustments described in this
         Section 10 shows that a net amount is owed by Seller to Purchaser, such amount shall be credited against the Purchase Price. If such computation shows that a net amount is owed by Purchaser to Seller, such amount shall be paid by wire transfer to Seller by Purchaser on the Closing Date in addition to the payment of the cash portion of the Purchase Price to be made by Purchaser under Section 2.1. The provisions of this Section 10 shall survive the Closing and shall not merge with the closing documents to be delivered at Closing.

                10.13 SAFE AND BAGGAGE.

                  (a) On the Closing Date, Seller shall cause the delivery to Purchaser of all of the keys to the safe in the Hotel. On the Closing Date, Seller shall give written notices to those persons who have deposited items in the safe, advising them of the sale of the Assets to Purchaser and requesting the removal or verification of their contents in the safe. All such removals or verifications on the Closing Date shall be under the supervision of Seller's and Purchaser's respective representatives. All contents that are to remain in the safe shall be recorded. Items belonging to guests who have not responded to such written notice by so removing and verifying their safe contents by the end of the Closing Date shall be recorded in the presence of the respective representatives. Any such contents so verified and recorded and thereafter remaining in the hands of Purchaser shall be the responsibility of Purchaser, and Purchaser hereby agrees to indemnify, defend and hold Seller harmless from any liability therefor. Seller hereby agrees to indemnify and hold Purchaser harmless from any liability

                                                                 Exhibit (10)(p)


         arising from claims by guests for any loss of contents in the safe not recorded on the Closing Date.

                  (b) On the Closing Date, representatives of Purchaser and Seller shall take an inventory of all baggage, valises and trunks checked or left in the care of Seller. From and after the Closing Date, Purchaser shall be responsible for all baggage listed in said inventory, and Purchaser hereby agrees to indemnify, defend and hold Seller harmless from any liability therefor. Seller shall remain liable for any negligence or misfeasance with respect to such baggage which occurred prior to the Closing Date as well as for claimed omissions from said inventory, and Seller hereby agrees to indemnify and hold Purchaser harmless from any liability therefor.

                  (c) The provisions of this Section 10.12 shall survive the Closing and shall not merge with the documents of conveyance of the Assets to be delivered at Closing.

         11 PRE-CLOSING COVENANTS OF SELLER AND PURCHASER.

                11.1 INSURANCE. Seller or Seller's agent shall keep the Assets insured against fire and other hazards covered by extended coverage endorsement and comprehensive public liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property, in such amounts consistent with its prior operations.

                11.2 OPERATIONS. Seller or Seller's agent shall operate and maintain the Assets in a business-like manner and substantially in accordance with Seller's past practices with respect to the Assets; maintain normal inventory levels substantially in accordance with Seller's past practices including a 2.5 par level of linen inventory; and, make any and all repairs and replacements to the Assets reasonably required to deliver the Assets to Purchaser at Closing in its present condition, normal wear and tear excepted.

                11.3 SERVICE AGREEMENTS. Seller shall enter into only those third party contracts that are necessary to carry out its obligations under Section 11.2 above and which shall be cancellable upon thirty
         (30) days' written notice. If Seller enters into any such contract, it shall promptly provide written notice thereof to Purchaser.

                11.4 WARRANTIES AND GUARANTIES. Seller shall not modify or release any warranties or guaranties with respect to the Asset without the prior written consent of Purchaser.

                11.5 LEASES. Seller shall not enter into any leases or tenancies with respect to the Real Property (or the Improvements thereon) which are not terminable upon thirty (30) days prior written notice.

                                                                 Exhibit (10)(p)



                11.6 EMPLOYEES. Seller shall not engage or retain any new or additional employees, entities or independent contractors whose compensation will be assumable by Purchaser.

                11.7 ENCUMBRANCES. Seller shall not grant any encumbrances on any of the Assets or contract for any construction or service for the Assets which may impose any mechanic's or materialmen's lien on any of the Assets not satisfiable by the Purchase Price at Closing.

                11.8 PUBLIC ANNOUNCEMENTS. Neither Seller nor Purchaser shall make any public statement or issue any press release with respect to this Agreement or the transactions contemplated hereby ("Public Announcement") prior to the expiration of the Due Diligence Period. After the expiration of the Due Diligence Period, and until the Closing, neither Seller nor Purchaser shall make any Public Announcement without the prior written consent of the other party, except as required by law.

         12 DESTRUCTION, DAMAGE OR CONDEMNATION PRIOR TO CLOSING.

                12.1 RISK OF LOSS. Seller shall bear the risk of all loss, destruction or damage to the Assets, or any portion thereof, from any and all causes whatsoever until and including the Closing Date.

                12.2 DAMAGE OVER $500,000.00. If, prior to the Closing, there shall occur (i) damage to the Assets caused by fire or other casualty which would cost $500,000.00 or more to repair, or (ii) the taking or proposed taking by condemnation of all or such portion of the Assets as would, in Purchaser's reasonable opinion, materially interfere with Purchaser's use and enjoyment thereof, then, and in either of such event, Purchaser may terminate its obligations under this Agreement by written notice given to Seller within seven (7) days after Purchaser has received notice of such casualty or condemnation from Seller, in which event no party shall have any further obligations to the other hereunder and the Earnest Money shall be immediately returned by the Escrow Agent to Purchaser upon the Escrow Agent's receipt of written notice thereof. If Purchaser does not so elect to terminate its obligations under this Agreement, then the Closing shall take place as herein provided without abatement of the Purchase Price (except in amount equal to the deductible applicable to insurance policy applicable to the casualty), and there shall be assigned to Purchaser at the Closing all interest in any insurance claims and proceeds including, without limitation, any business interruption insurance, or condemnation awards up to the full Purchase Price which may be payable to or available to Seller for any period after the Closing Date on account of any such fire, casualty, or condemnation.

                12.3 DAMAGE UNDER $500,000.00. If, prior to the Closing there shall occur (i) damage to the Assets caused by fire or other casualty which would cost less than $500,000.00 to repair, or (ii) the taking or proposed taking by condemnation of a portion of

                                                                 Exhibit (10)(p)


         the Assets which, in the Purchaser's reasonable judgment, is not material to the use or enjoyment thereof, then, and in either of such event, Purchaser shall have no right to terminate its obligations under this Agreement, but there shall be assigned to Purchaser at Closing all interest in any insurance claims and proceeds, including, without limitation, any business interruption insurance, or condemnation awards which may be payable to Seller for any period after the Closing Date on account of any such fire, casualty or condemnation. In addition, the Purchase Price shall be adjusted for the amount of the deductible under the insurance policy applicable to the casualty.

         13 DEFAULTS AND REMEDIES.

                13.1 SELLER'S DEFAULT.

                         13.1.1 REMEDIES. If Seller fails to perform any of
                  Seller's obligations hereunder for any reason other than the termination of this Agreement by Seller or Purchaser pursuant to any right to terminate expressly set forth in this Agreement, or Purchaser's failure to perform Purchaser's obligations under this Agreement, or if any of Seller's representations or warranties set forth herein are determined to be materially inaccurate or untrue, then Purchaser, at Purchaser's option and in addition to an action for damages arising from a breach by Seller of any representation, warranty, covenant or agreement, which all such remedies shall be cumulative, shall have the right to either (i) terminate this Agreement by giving written notice to Seller, whereupon the Earnest Money shall be immediately delivered to Purchaser by Escrow Agent upon receipt of written notice from Purchaser of such termination, or (ii) waive such representations, warranties or performance by Seller and enforce specific performance of the obligations of Seller under this Agreement.

                         13.1.2 LIMITATION ON PRE-CLOSING DEFAULT. In the event
                  that the Seller should breach the within Agreement by failing and/or refusing to close title as required hereby ("Refusal to Close") or by a breach of representation, warranty or covenant known or discovered by Purchaser prior to Closing, the Purchaser shall have the right to terminate this Contract and to receive the return of its Earnest Money and Purchaser's Transaction Costs (consisting of the Purchaser's reasonable attorneys', architects and engineering fees and expenses actually incurred in the negotiation of the within transaction and in the Purchaser's due diligence investigation involving the within transaction). However, if the Purchaser elects not to terminate the Agreement and receive said monies, the Purchaser's sole remedy is to obtain specific performance in a court of competent jurisdiction; it being understood that the Seller shall not be liable for monetary damages of any nature or amount, unless Purchaser is the prevailing party in such litigation, in which event Seller shall be liable to Purchaser for the reasonable attorneys' fees and court costs incurred by Purchaser in enforcing its rights hereunder.

                                                                 Exhibit (10)(p)



                13.2 PURCHASER'S DEFAULT. If Purchaser fails to perform any of Purchaser's obligations hereunder for any reason other than the termination of this Agreement by Seller or Purchaser pursuant to any right to terminate expressly set forth in this Agreement, or Seller's failure to perform Seller's obligations under this Agreement, then Seller, as Seller's sole and exclusive remedy, shall have the right to terminate this Agreement by giving written notice to Purchaser, in which event Seller shall be entitled to the Earnest Money as liquidated damages free and clear of all rights and claims with respect thereto by Purchaser, and neither Purchaser nor Seller shall have any further rights or obligations under this Agreement. Seller and Purchaser hereby acknowledge and agree that the Earnest Money shall be agreed liquidated damages hereunder because of the difficulty, inconvenience and uncertainty of ascertaining actual damages for such default by Purchaser.

         14 NO BROKERS. Seller represents to Purchaser and Purchaser represents to Seller that all negotiations relating to this Agreement have been pursued without the intervention of any agent, broker or investment broker other than Hotel Source, Inc. ("Broker"), who has been engaged by Seller. Seller and Purchaser agree to indemnify and hold the other party harmless against any and all claims arising out of any activity of any firm or person acting or allegedly acting on behalf of such party in the nature of a brokerage commission or finder's fee.

         15 EXPENSES.

                  15.1 SELLER'S EXPENSES. Seller shall pay or give a credit to Purchaser at Closing:

                         15.1.1 All realty transfer fees, intangible taxes,
                  documentary stamps and any applicable sales taxes;;

                         15.1.2 Any termination fees, liquidated damages and
                  related charges relating to the termination of the Clarion Franchise Agreement; and

                         15.1.3 All attorneys' fees incurred by Seller in
                  connection herewith and the Closing.

                  15.2 PURCHASER'S COSTS.  Purchaser shall pay:

                         15.2.1 All costs and expenses incurred by Purchaser
                  in connection with any inspections performed pursuant to the terms herein;

                         15.2.2 All attorneys' fees incurred by Purchaser in
                  connection herewith and with the Closing;

                         15.2.3 All intangible taxes or documentary stamps
                  assessed on any financing obtained by Purchaser;

                                                                 Exhibit (10)(p)

                         15.2.4 All charges for UCC searches and abstract of
                  judgment searches incurred by Purchaser including, costs in obtaining tax certificates, if any;

                         15.2.5 All costs relating to the transfer of licenses
                  and permits, including, the transfer, if applicable, of the Franchise Agreement;

                         15.2.6 All title examination fees and all premiums
                  for the Owner's Policy of title insurance; and

                         15.2.7 All title examination fees and all premiums
                  for the Owner's Policy of Title Insurance and costs of the Survey.

         16 GENERAL PROVISIONS.

                16.1 NOTICES. All written notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement may be served (as an alternative to personal service) by registered or certified mail. Any such notice or demand so served by registered or certified mail shall be deposited in the United States Mail with postage thereon fully prepaid and addressed to the party to be served at the addresses set forth below. Service of any such notice or demand so made by mail shall be deemed complete upon the day of mailing. Further, any such notice may be made by telecopy or facsimile at the numbers indicated below; provided same is immediately followed with the original by mail as provided above.

                  To Seller:

                           Frisch's Restaurants, Inc.
                           2800 Gilbert Avenue
                           Cincinnati, Ohio
                           Attn: Ken Hull
                           Fax:  (513) 559-5303

                  With a Copy To:

                           Frisch's Restaurants, Inc.
                           2800 Gilbert Avenue
                           Cincinnati, Ohio
                           Attn: Craig Maier
                           Fax:  (513) 559-5303

                                                                 Exhibit (10)(p)



                  To Purchaser:

                           Remington Hotel Corporation
                           14180 Dallas Parkway, Suite 810
                           Dallas, Texas 75240
                           Attn: Kevin Norman
                           Fax: (972) 980-2705

                  With a Copy To:

                           Remington Hotel Corporation
                           14180 Dallas Parkway, Suite 700
                           Dallas, Texas 75240
                           Attn: David A. Brooks
                           Fax: (972) 490-9605

                16.2 CAPTIONS. The titles and headings of the various Articles and Paragraphs hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

                16.3 SEVERABILITY. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                16.4 WAIVER. The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement or to exercise any option, right or remedy herein contained or available pursuant to applicable law, shall not be construed as a waiver or relinquishment of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

                16.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes any oral or written agreements (except for the Confidentiality Agreement, hereinafter defined), and may not be modified, amended or otherwise changed in any manner except by a writing executed by the parties hereto.

                16.6 ASSIGNMENT; BENEFITS. This Agreement and all the covenants, terms and provisions contained herein shall be binding upon and inure to the benefit of the parties

                                                                 Exhibit (10)(p)


         hereto and their respective heirs, executors, administrators, successors and permitted assigns. Except as provided below, Purchaser may not assign its rights, benefits and obligations under this Agreement without the prior written consent of Seller. Any purported assignment of Purchaser without Seller's prior written consent shall be null and void. Notwithstanding the foregoing, Purchaser may assign this Agreement to an entity formed or controlled, directly or indirectly, by Purchaser or the principals or shareholders of Purchaser.

                16.7 EXHIBITS. All exhibits to this Agreement are hereby fully incorporated herein by this reference for all purposes as though fully set forth herein.

                16.8 APPLICABLE LAW; VENUE. This Agreement is made and entered into in the City of Covington, Kentucky, and its interpretation, validity and performance shall be governed by the laws of the State of Kentucky. The parties hereto mutually consent to the jurisdiction of any local, state or federal court situated in Kentucky, and waive any objection which they may have pertaining to improper venue or forum non conviens to the conduct of any proceeding in any such court. The parties hereto agree that venue for any action in connection herewith, shall be in the State of Kentucky.

                16.9 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall serve as an original for all purposes, but all copies shall constitute but one and the same agreement, binding on all parties hereto, whether or not each counterpart is executed by all parties hereto, so long as each party hereto has executed one or more counterparts hereof.

                16.10 ATTORNEYS' FEES. In the event of any litigation between the parties hereto to enforce any right of either party hereto, the non-prevailing party to such litigation agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred therein by the prevailing party, including without limitation, fees incurred during a trial of any action and any fees incurred as a result of an appeal from a judgment entered in such litigation.

                16.11 FURTHER ASSURANCES. Seller and Purchaser shall each execute and deliver to the other all such other documents and instruments and perform such further acts as reasonably requested by the other party to effectuate the transactions contemplated hereby.

                                                                 Exhibit (10)(p)



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    "SELLER":

                                    FRISCH'S RESTAURANTS, INC.


                                    By: /s/ Craig F. Maier
                                       ----------------------------
                                          Craig Maier
                                           President

                                    "PURCHASER":

                                    REMINGTON HOTEL CORPORATION


                                    By: /s/ David A. Brooks
                                       ----------------------------
                                          David A. Brooks
                                          Executive Vice President



ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY


By:      /s/ Hillary A. Kruce
   ---------------------------------
Name:         Hillary A. Kruce
     -------------------------------
Title:        Vice President/Counsel
      ------------------------------

                                                                 Exhibit (10)(p)



                                LIST OF EXHIBITS



Exhibit "A"         Description of Fee Simple Real Property

Exhibit "A-1"       Description of Leasehold Real Property

Exhibit "B"         Tenant Leases and Deposits

Exhibit "C"         Maintenance Agreements, Service Contracts, Equipment Leases
                    and Other Contracts

Exhibit "D"         Licenses and Permits

Exhibit "E"         Bill of Sale

Exhibit "F"         Assignment and Assumption of Contracts

Exhibit "G"         Assignment and Assumption of Leases

Exhibit "H"         Employee Schedule

Exhibit 4.1         Requested Diligence Items

                                                                 Exhibit (10)(p)



                                   EXHIBIT "A"


                      Fee Simple Real Property Description

                                                                 Exhibit (10)(p)


                                  EXHIBIT "A-1"


                         Leasehold Property Description

Situate in the Commonwealth of Kentucky, County of Kenton, City of Covington, and more particularly described as follows: to-wit:

Beginning at a point in the north line of Fifth Street 305 ft. West of Philadelphia Street; thence north 0(Degree)21'52" west along a line parallel to Philadelphia Street 87.5 ft. to a point; thence north 89(Degree)38'08" east along a line parallel to Fifth Street 5 ft. to a point; thence north 0(Degree)21'52" west along a line parallel to Philadelphia Street 87.5 ft.; thence north 89(Degree)38'08" east along a line parallel to Fifth Street 87.5 ft. to a point; thence north 0(Degree)21'52" west 105 ft. to a point; thence north 89(Degree)38'08" east along a line parallel to Fifth Street 7 ft. to a point; thence north 0(Degree)21'52" west along a line parallel to Philadelphia Street 52 ft. to a point in the right of way of I-75; thence south 76(Degree)04'22" west along said right of way 173.97 ft. to a point; thence south 55(Degree)03'22" west 120.17 ft. to a point; thence south 89(Degree)38'08" west on a line parallel to Fifth Street 145.34 ft.; thence south 0(Degree)21'52" east on a line parallel to Philadelphia Street 223 ft. to a point in the north side of Fifth Street; thence north 89(Degree)38'08" east along the north side of Fifth Street 313.90 ft. to the place of beginning.

                                                                 Exhibit (10)(p)






                                   EXHIBIT "B"


                                  TENANT LEASES

                                                                 Exhibit (10)(p)





                                   EXHIBIT "C"


                   MAINTENANCE AGREEMENTS, SERVICE CONTRACTS,
                      EQUIPMENT LEASES AND OTHER CONTRACTS

                                                                 Exhibit (10)(p)






                                   EXHIBIT "D"


                              LICENSES AND PERMITS

                                                                 Exhibit (10)(p)






                                   EXHIBIT "E"


                       BLANKET BILL OF SALE AND ASSIGNMENT


         For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FRISCH'S RESTAURANTS, INC., a _______________ corporation (the "Seller"), hereby conveys, sets-over and assigns to _______________________, a ______________ (the "Purchaser"), all of Seller's
right, title and interest in and to the following items of tangible and intangible personal property (collectively, the "Assigned Property") relating to certain real property known as the Clarion Hotel and located in Covington, Kentucky, more particularly described on Exhibit "B" attached hereto (the "Real Property"):

                  (i) PERSONAL PROPERTY. All equipment, furniture, furnishings, fixtures, machinery, compressors, appliances, engines, desks, files, tools, spare parts, inventory (including consumable inventory) and other items of tangible personal property located on or used in connection with the operations of the Real Property (collectively, the "Personal Property");

                  (ii) WARRANTIES. All of Seller's right, title and interest in and to all transferable warranties and guaranties, express or implied, related to any of the Assets (the "Warranties") from any contracts, contractors, subcontractors, materialmen, suppliers or vendors, but only to the extent that such Warranties are assignable;

                  (iii) SURVEYS. Any and all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, landscape plans, environmental site assessments and/or reports and any other plans or studies of any kind (the "Plans and Studies"), if any, in Seller's possession or control that relate to the Real Property (provided Seller makes no representations or warranties as to the accuracy or completeness of any such studies, reports, plans or environmental audits);

                  (iv) LICENSES, PERMITS AND APPROVALS. All licenses, permits and approvals for or related to the use, occupancy or operation of the Real Property and the Improvements thereon, or the services rendered in connection therewith, but only to the extent transferrable (hereinafter the "Licenses and Permits"), a complete list of which is attached hereto as Exhibit "C";

                  (v) INVENTORY. All inventories of supplies used in connection with the operation of the Assets;

                  (vi) ADVANCE DEPOSITS. The advance reservations and bookings (the "Reservations") and advance deposits made in respect thereof (the "Reservation Deposits"), as more particularly set forth on Exhibit "E" attached hereto; and

                                                                 Exhibit (10)(p)




                  (vii) OTHER. All other personal property, tangible or intangible, of every kind and character, owned by Seller and used in connection with, located on or related to the Real Property or the operation thereof.

         Except for the warranty of title above and the representations contained in that certain Real Estate Purchase and Sale Agreement dated July __, 2000, between Purchaser and Seller, Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including but not limited to: merchantability of the Personal Property or its fitness for any particular purpose; the design or condition of the Personal Property; or the quality or capacity of the Personal Property.

         TO HAVE AND TO HOLD the Assigned Property unto Purchaser, its successors and assigns forever, and Seller does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Assigned Property unto Purchaser, its successors and assigns, against every person whomsoever lawfully claims or to claim the same or any part thereof by, through or under Seller.

         IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ______ day of ____________, 1999.

                                   "SELLER"

                                   FRISCH'S RESTAURANTS, INC.

                                   By:    /s/ Craig F. Maier
                                      ------------------------------
                                   Name:      Craig F. Maier
                                        ----------------------------
                                   Title:         President
                                         ---------------------------



                                   "PURCHASER"

                                   ---------------------------------



                                   By:
                                      ------------------------------
                                   Name:
                                        ----------------------------
                                   Title:
                                         ---------------------------

                                                                 Exhibit (10)(p)





                                   EXHIBIT "F"

                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS


         In consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FRISCH'S RESTAURANTS, INC., a ____________ corporation (the "Assignor"), hereby assigns and delegates to _________________, a _______________ (the "Assignee"), with an office and place of business at
________________________, and Assignee hereby assumes and accepts the assignment and delegation of, all of Assignor's right, title and interest in and to the maintenance agreements, service contracts and equipment leases (collectively, the "Contracts") described on Exhibit "A" attached hereto relating to certain real property known as the Clarion Hotel and located in Covington, Kentucky; provided, however, Assignee only assumes those obligations and liabilities which first accrue and arise from and after the date hereof.

         Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees and costs, relating to or arising from Assignor's obligations under the Contracts which arose, accrued or were performable prior to the date hereof. Assignee hereby agrees to hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees and costs, relating to or arising from obligations or liabilities which first arise, accrue and/or are first performable pursuant to the Contracts on or after the date hereof.

         Assignor represents and warrants to Assignee that there is no existing uncured default under any of the Contracts on the Assignor's part and no event has occurred which, with the giving of notice, the lapse of time, or both, could constitute such an amended default under any of the Contracts.

         If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the non-prevailing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees.

         This Assignment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

                                                                 Exhibit (10)(p)



         IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed and delivered as of the _____ day of _________________, 2000.


                                   ASSIGNOR:

                                   FRISCH'S RESTAURANTS, INC.


                                   By:    /s/ Craig F. Maier
                                      ------------------------------
                                   Name:      Craig F. Maier
                                        ----------------------------
                                   Title:         President
                                         ---------------------------


                                   ASSIGNEE:

                                   ---------------------------------



                                   By:
                                      ------------------------------
                                   Name:
                                        ----------------------------
                                   Title:
                                         ---------------------------

                                                                 Exhibit (10)(p)




                                   EXHIBIT "G"

                       ASSIGNMENT AND ASSUMPTION OF LEASES


         In consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FRISCH'S RESTAURANTS, INC., a _____________________ (the "Assignor"), hereby assigns and delegates to _________________, a _______________ (the "Assignee"), and Assignee hereby assumes and accepts the assignment and delegation of, all Assignor's right, title and interest in and to the leases and the security deposits (the "Tenant Leases and Deposits") described on Exhibit "A" attached hereto relating to the property known as the Clarion Hotel and located in Covington, Kentucky; provided, however, Assignee only assumes those obligations and liabilities which first arise, accrue and/or are first performable on or after the date hereof.

         Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees and costs, relating to or arising from Assignor's obligations under the Tenant Leases which arose, accrued or were performable prior to the date hereof. Assignee hereby agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees and costs, relating to or arising from obligations or liabilities which first arise, accrue and/or are first performable pursuant to the Tenant Leases on or after the date hereof.

         Assignor represents and warrants to Assignee that there is no existing uncured default under any of the Tenant Leases on the Assignor's part and no event has occurred which, with the giving of notice, the lapse of time, or both, could constitute such an amended default under any of the Tenant Leases.

         If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the non-prevailing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees.

         This Assignment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

                                                                 Exhibit (10)(p)




         IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed and delivered as of the _____ day of _________________, 2000.

                                   ASSIGNOR:

                                   FRISCH'S RESTAURANTS, INC.



                                   By:    /s/ Craig F. Maier
                                       ------------------------------
                                   Name:      Craig F. Maier
                                        ----------------------------
                                   Title:         President
                                         ---------------------------

                                   ASSIGNEE:

                                   ---------------------------------



                                   By:
                                      ------------------------------
                                   Name:
                                        ----------------------------
                                   Title:
                                         ---------------------------

                                                                 Exhibit (10)(p)






                                   EXHIBIT "H"


                                EMPLOYEE SCHEDULE

                                                                 Exhibit (10)(p)






                                   EXHIBIT 4.1

                            DILIGENCE ITEMS REQUESTED

                                  CLARION HOTEL
                               COVINGTON, KENTUCKY

====== =============================================================== ========
                                                                         DATE
 CODE                               ITEM                               RECEIVED
------ --------------------------------------------------------------- --------
A.                          FINANCIAL INFORMATION
------ --------------------------------------------------------------- --------
   1.  1997 Financial Statements (Audited?)
------ --------------------------------------------------------------- --------
   2.  1998 Financial Statements (Audited?)
------ --------------------------------------------------------------- --------
   3.  1999 Financial Statements (Audited?)
------ --------------------------------------------------------------- --------
   4.  1999 Monthly Financials
------ --------------------------------------------------------------- --------
   5.  2000 Financial Statement YTD by Month
------ --------------------------------------------------------------- --------
   6.  Prepaid Expenses (detailed list)
------ --------------------------------------------------------------- --------
   7.  Deposits & Accruals
------ --------------------------------------------------------------- --------
   8.  Occupancy and Average rates `97-'99 monthly, and year to date monthly
------ --------------------------------------------------------------- --------
   9.  Current `00 Budget
------ --------------------------------------------------------------- --------
  10.  Occupancy and Average Rates- `97-'00, if available
------ --------------------------------------------------------------- --------
B.                           INSPECTIONS/STUDIES
------ --------------------------------------------------------------- --------
   1.  Engineering Report
------ --------------------------------------------------------------- --------
   2.  Health Inspection Reports
------ --------------------------------------------------------------- --------
   3.  Franchise Quality Inspection Reports (if applicable)
------ --------------------------------------------------------------- --------
   4.  Phase I Environmental
------ --------------------------------------------------------------- --------
   5.  Appraisals
------ --------------------------------------------------------------- --------
   6.  Asbestos Survey
------ --------------------------------------------------------------- --------
   7.  Geotechnical/Soils
------ --------------------------------------------------------------- --------

====== =============================================================== ========

                               4.1-1

                                                                 Exhibit (10)(p)

====== =============================================================== ========
                                                                         DATE
 CODE                               ITEM                               RECEIVED
------ --------------------------------------------------------------- --------
C.                         REAL ESTATE TITLE/TAXES
------ --------------------------------------------------------------- --------
   1.  Title Commitment/Copies of Exceptions
------ --------------------------------------------------------------- --------
   2.  ALTA/ACSM Survey
------ --------------------------------------------------------------- --------
   3.  Real Estate Tax Bills 1997 - 2000
------ --------------------------------------------------------------- --------
   4.  Personal Property Tax Bills 1997 - 2000
------ --------------------------------------------------------------- --------
D.                                 ZONING
------ --------------------------------------------------------------- --------
   1.  Zoning Letters/Opinions
------ --------------------------------------------------------------- --------
   2.  Utility Letters
------ --------------------------------------------------------------- --------
       1. Gas
------ --------------------------------------------------------------- --------
       2. Sewer
------ --------------------------------------------------------------- --------
       c. Electric
------ --------------------------------------------------------------- --------
       4. Telephone
------ --------------------------------------------------------------- --------
E.                              UTILITY BILLS
------ --------------------------------------------------------------- --------
   1.  Utility Bills (last 12 months)
------ --------------------------------------------------------------- --------
F.                          INSURANCE INFORMATION
------ --------------------------------------------------------------- --------
   1.  Current Owners Insurance
------ --------------------------------------------------------------- --------
   2.  Loss History Reports
------ --------------------------------------------------------------- --------
G.                           FRANCHISE AGREEMENT
------ --------------------------------------------------------------- --------
   1.  Franchise Agreement
------ --------------------------------------------------------------- --------
   2.  PIP
------ --------------------------------------------------------------- --------
   3.  Quality Assurance Reports
------ --------------------------------------------------------------- --------
H.                            EQUIPMENT LEASES
------ --------------------------------------------------------------- --------
   1.  Copies of all Leases
------ --------------------------------------------------------------- --------
   2.  Schedules/Summaries
------ --------------------------------------------------------------- --------

====== =============================================================== ========

                               4.1-2

                                                                 Exhibit (10)(p)

====== =============================================================== ========
                                                                         DATE
 CODE                               ITEM                               RECEIVED
------ --------------------------------------------------------------- --------
I.                     OTHER CONTRACTS/LEASES/LICENSES
------ --------------------------------------------------------------- --------
   1.  Commercial Leases with Abstracts
------ --------------------------------------------------------------- --------
   2.  Maintenance and Service Contracts with Summary of Terms
------ --------------------------------------------------------------- --------
   3.  Licenses & Permits
------ --------------------------------------------------------------- --------
   4.  No Violation Letters
------ --------------------------------------------------------------- --------
   5.  Tax Clearance Letters
------ --------------------------------------------------------------- --------
   6.  Current Management Agreement
------ --------------------------------------------------------------- --------
J.                            SALES & MARKETING
------ --------------------------------------------------------------- --------
   1.  Most Recent STAR Report/Comparable Market Information
------ --------------------------------------------------------------- --------
   2.  Market Segmentation Information
------ --------------------------------------------------------------- --------
   3.  Sales Kit & Brochures
------ --------------------------------------------------------------- --------
   4.  Current Marketing Plan
------ --------------------------------------------------------------- --------
   5.  Property Fact Sheet Including Amenities, Rooms, Food Beverage
       Facilities
------ --------------------------------------------------------------- --------
   6.  Full Set of Photos of Hotel
------ --------------------------------------------------------------- --------
   7.  List of Accounts with Rates and Annual Room Nights
------ --------------------------------------------------------------- --------
K.                      INVENTORIES/PERSONAL PROPERTY
------ --------------------------------------------------------------- --------
   1.  Detailed list of all FF&E
------ --------------------------------------------------------------- --------
   2.  Operating Supplies (including but not limited to Food,
       Beverage, China, Linen, etc.)
------ --------------------------------------------------------------- --------
   3.  Miscellaneous Inventories
------ --------------------------------------------------------------- --------
   4.  UCC Searches
------ --------------------------------------------------------------- --------

====== =============================================================== ========



                               4.1-3

                                                                 Exhibit (10)(p)

====== =============================================================== ========
                                                                         DATE
 CODE                               ITEM                               RECEIVED
------ --------------------------------------------------------------- --------
L.                          EMPLOYEE INFORMATION
------ --------------------------------------------------------------- --------
   1.  Employee Census (name, date of hire, last increase,
       department, title, rate of pay, etc.)
------ --------------------------------------------------------------- --------
   2.  Payroll Run
------ --------------------------------------------------------------- --------
   3.  Union Agreement
------ --------------------------------------------------------------- --------
   4.  Employee Benefits
------ --------------------------------------------------------------- --------
   5.  Employee Contracts
------ --------------------------------------------------------------- --------
   6.  Pension Documents/Schedule of Liabilities
------ --------------------------------------------------------------- --------
M.                        AS-BUILT PLANS AND SPECS
------ --------------------------------------------------------------- --------
   1.  Plans and Specs
------ --------------------------------------------------------------- --------
   2.  Certificate of Occupancy
------ --------------------------------------------------------------- --------
N.                     SCHEDULE OF PENDING LITIGATION
====== =============================================================== ========



                               4.1-4